                                                                      Exhibit 99

EXCHANGE NATIONAL BANCSHARES ANNOUNCES 1ST QUARTER EARNINGS OF $0.64 PER DILUTED SHARE

Jefferson City, MO
May 1, 2006

Exchange National Bancshares of Jefferson City, MO (NASDAQ: EXJF), a financial services company, announced today first quarter earnings of $0.64 per diluted share, up 21% from diluted earnings per share of $0.53 a year ago.

Net income for the 3 months ended March 30, 2006 of $2,689,000 increased $451,000 when compared to the first quarter of 2005.

Exchange completed its acquisition of Bank 10 of Belton on May 2, 2005 and Bank 10 results of operations for this acquisition have been included in Exchange's consolidated net income since that date.

In commenting on earnings performance, Chairman & CEO James E. Smith said "We continue to be pleased with our financial performance. First quarter earnings growth compared to the same period last year results from an increase in average interest-earnings assets as well as an increase in our net interest margin. Average interest earning assets increased 17% from the first quarter of 2005. Additionally, our net interest margin increased to 3.83% compared to 3.34% for the same period of 2005."

For the quarter, annualized return on average equity was 11.14% and the annualized return on average assets was 0.95% compared to 9.79% and 0.95%, respectively for 2005.

Comparing March 31, 2006 balances to December 31, 2005, total assets increased 3.0% to $1,160,064,000. Loans, net of allowance for loan losses, grew 1.6% to $817,309,000, while investment securities increased 11.6% to $200,595,000. Total deposits decreased 0.5% to $877,466,000. During the same period, stockholders' equity increased 1.6% to $98,312,000 or 8.5% of total assets.

ABOUT EXCHANGE NATIONAL BANCSHARES

Exchange National Bancshares, Inc., a multi-bank holding company headquartered in Jefferson City, Missouri, is the parent company of The Exchange National Bank of Jefferson City with locations in California, Tipton and St. Robert; Citizens Union State Bank & Trust of Clinton with locations in Springfield, Lee's Summit, Branson, Windsor, Collins and Osceola; Bank 10 with locations in Belton, Drexel, Harrisonville, Independence and Raymore; and Osage Valley Bank of Warsaw.

Statements made in this press release that suggest Exchange National Bancshares' or management's intentions, hopes, beliefs, expectations, or predictions of the future include "forward-looking statements" within the meaning of Section 21E of the Securities and Exchange Act of 1934, as amended. It is important to note that actual results could differ materially from those projected in such forward-looking statements. Additional information concerning factors that could cause actual results to differ materially from those projected in such forward-looking statements is contained from time to time in the company's quarterly and annual reports filed with the Securities and Exchange Commission.

Contact: Kathleen Bruegenhemke
         Senior Vice President, Investor Relations
         TEL: 573.761.6100 FAX: 573.761.6272
         www.exchangebancshares.com

                                FINANCIAL SUMMARY

                                   (UNAUDITED)

                                March 31, 2006   December 31, 2005
                                --------------   -----------------
Balance sheet information:
   Loans, net of allowance
      for loan losses           $  817,308,568     $  804,450,102
   Debt and equity securities      200,595,384        179,691,826
   Total assets                  1,160,064,275      1,126,470,476
   Deposits                        877,465,872        881,455,206
   Stockholders' equity             98,312,311         96,732,865

                                       Three Months           Three Months
                                   Ended March 31, 2006   Ended March 31, 2005
                                   --------------------   --------------------
Statement of income information:
Total interest income                   $16,792,866            $11,527,378
Total interest expense                    7,334,320              4,440,267
Net interest income                       9,458,546              7,087,111
Provision for loan losses                   317,500                235,500
Noninterest income                        2,025,911              1,331,344
Noninterest expense                       7,311,592              4,975,258
Income taxes                              1,166,758                970,083
Net income                                2,688,607              2,237,614
Earnings Per Share:
   Basic:                               $      0.64            $      0.54
   Diluted:                             $      0.64            $      0.53

Statements made in this press release that suggest Exchange National Bancshares' or management's intentions, hopes, beliefs, expectations, or predictions of the future include "forward-looking statements" within the meaning of Section 21E of the Securities and Exchange Act of 1934, as amended. It is important to note that actual results could differ materially from those projected in such forward-looking statements. Additional information concerning factors that could cause actual results to differ materially from those projected in such forward-looking statements is contained from time to time in the company's quarterly and annual reports filed with the Securities and Exchange Commission.